Exhibit 99.3


PHARMACIA & UPJOHN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($s in millions, except per-share data)


                                                 Unaudited
                               -----------------------------------------------
                                   For Three Months         For Nine Months
                                  Ended September 30,      Ended September 30,
                               -----------------------     -------------------
                                   1999          1998         1999      1998
                                ----------    ---------     --------  --------
Net sales                       $ 1,776       $ 1,669       $ 5,310   $ 4,909

Cost of products sold               481           516         1,421     1,495
Research and development            373           279         1,050       869
Selling, general and
  administrative                    667           599         2,019     1,869
Merger and restructuring             32            -             32        -
Interest income, net                 (7)          (15)          (13)      (50)
All other, net                      (37)          (22)          (43)      (59)
                                ----------    ---------     --------  --------
Earnings before income taxes        267           312           844       785
Provision for income taxes           82           108           255       276
                                ----------    ---------     --------  --------
Net earnings                     $  185        $  204       $   589   $   509
                                ==========    =========     ========  ========

Net earnings per common share:

  Basic                            $.35          $.39         $1.12      $.97
                                   ====          ====          ====      ====
  Diluted                          $.34          $.38         $1.09      $.95
                                   ====          ====          ====      ====










                             See accompanying notes.

PHARMACIA & UPJOHN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($s in millions)


For the nine months ended September 30
                                                             Unaudited
                                                        --------------------
                                                          1999       1998
                                                        --------   --------
Net cash provided by operations                         $   405    $   617
                                                        --------   --------
Cash flows provided (required) by investment activities:
  Proceeds from sale of subsidiaries                        122          -
  Additions of properties                                  (383)      (378)
  Proceeds from sale of properties                           24         20
  Purchases of intangibles                                 (123)        (7)
  Proceeds from sales of investments                        414        853
  Purchases of investments                                 (126)      (448)
                                                        --------   --------
Net cash (required) provided by investment activities       (72)        40
                                                        --------   --------
Cash flows provided (required) by financing activities:
  Issuance of debt                                           63         19
  Repayment of debt                                         (83)      (153)
  Payments of ESOP debt                                     (22)       (16)
  Net increase in debt with initial maturity
    of 90 days or less                                      579        155
  Dividend payments                                        (422)      (425)
  Purchases of treasury stock                              (170)       (57)
  Proceeds from sale of treasury stock and exercise
    of stock options                                        100         58
                                                        --------   --------
Net cash provided (required) by financing activities         45       (419)
                                                        --------   --------
Effect of exchange rate changes on cash                     (14)       (17)
                                                        --------   --------
Net change in cash and cash equivalents                     364        221

Cash and cash equivalents, beginning of year                881        799
                                                        --------   --------
Cash and cash equivalents, end of period                $ 1,245    $ 1,020
                                                        ========   ========




                             See accompanying notes.

PHARMACIA & UPJOHN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
($s in millions)
                                                           Unaudited
                                                  ---------------------------
                                                  September 30,   December 31,
                                                      1999            1998
                    ASSETS                        -------------   -----------

Current assets:
  Cash and cash equivalents                        $  1,245       $    881
  Short-term investments                                137            375
  Trade accounts receivable, less allowance
    of $101 (1998: $103)                              1,420          1,417
  Inventories                                         1,118          1,032
  Other current assets                                  776            847
                                                   -----------    -----------
     Total current assets                             4,696          4,552
Long-term investments                                   384            454
Properties, net                                       3,278          3,234
Goodwill and other intangible assets, net             1,176          1,238
Other noncurrent assets                                 924            865
                                                   -----------    -----------
Total assets                                       $ 10,458       $ 10,343
                                                   ===========    ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term debt, including current
    maturities of long-term debt                   $  1,056      $     332
  Other current liabilities                           2,190          2,543
                                                   -----------    -----------
     Total current liabilities                        3,246          2,875
Long-term debt and guarantee of ESOP debt               339            513
Other noncurrent liabilities                          1,325          1,359
                                                   -----------    -----------
Shareholders' equity:
  Preferred stock, one cent par value; at
    stated value; authorized 100,000,000 shares;
    issued 6,758 shares (1998: 6,863 shares)            273            277
  Common stock, one cent par value;
    authorized 1,500,000,000 shares; issued
    519,182,527 shares (1998: 518,797,031 shares)         5              5
  Capital in excess of par value                      1,492          1,531
  Retained earnings                                   5,501          5,334
  ESOP-related accounts and other                      (247)          (254)
  Treasury stock                                         (9)           (35)
  Accumulated other comprehensive income             (1,467)        (1,262)
                                                   -----------    -----------
     Total shareholders' equity                       5,548          5,596
                                                   -----------    -----------
Total liabilities and shareholders' equity         $ 10,458       $ 10,343
                                                   ===========    ===========



                             See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
($S IN MILLIONS, EXCEPT PER-SHARE DATA)


A - INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial information presented herein is unaudited. The interim financial statements and notes thereto do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the financial statements and notes thereto included in the company's latest annual report on Form 10-K.

In the opinion of management, all adjustments necessary for a fair presentation are reflected in the interim period financial statements presented. The current period's results of operations are not necessarily indicative of results that ultimately may be achieved for the year. The company is presenting its consolidated statement of earnings in a "single-step" format and, accordingly, reclassifications of prior year amounts have been made to conform to this presentation.


In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting treatment of gains and losses resulting from changes in the value of derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. The company expects to adopt SFAS No. 133 no earlier than January 1, 2000, and is currently assessing the impact of adoption on its financial position, results of operations, and liquidity.


B - INVENTORIES
                                                    September 30, December 31,
                                                        1999          1998
                                                    ------------  ------------
    Estimated replacement cost (FIFO basis):
    Pharmaceutical and other finished products        $   453        $  558
    Raw materials, supplies and work-in-process           811           628
                                                     ----------    ----------
                                                        1,264         1,186
    Less reduction to LIFO cost                          (146)         (154)
                                                     ----------    ----------
                                                      $ 1,118        $1,032
                                                     ==========    ==========

Inventories valued on the LIFO method had an estimated replacement cost (FIFO basis) of $665 at September 30, 1999, and $521 at December 31, 1998.


C - CONTINGENT LIABILITIES

The consolidated balance sheets include accruals for estimated product litigation and environmental liabilities. The latter includes exposures related to discontinued operations, including the industrial chemical facility referred to below and several sites which, under the Comprehensive Environmental Response, Compensation, and Liability Act, are commonly known as Superfund sites (see Note
D). The company's ultimate liability in connection with Superfund sites depends on many factors, including the number of other responsible parties and their financial viability and the remediation methods and technology to be used. Actual costs to be incurred may vary from the estimates given the inherent uncertainties in evaluating environmental exposures.

With regard to its discontinued industrial chemical facility in North Haven, Connecticut, the company may soon be required to submit a corrective measures study report to the U.S. Environmental Protection Agency (EPA). As the corrective action process progresses, it may become appropriate to reevaluate the existing reserves designated for remediation in light of changing circumstances. It is reasonably possible that a material increase in accrued liabilities will be required but it is not possible to determine what, if any, exposure exists at this time, nor is it possible to estimate the range of potential costs.


D - LITIGATION

The company is involved in a number of legal and environmental proceedings. These include a substantial number of product liability suits claiming damages as a result of the use of the company's products as well as administrative and judicial proceedings at approximately 50 Superfund sites.

While it is not possible to predict or determine the outcome of legal actions brought against the company, or the ultimate cost of environmental matters, the company continues to believe that any potentially unaccrued costs and liabilities associated with such matters should not have a material adverse effect on the company's consolidated financial position, and unless there is a significant deviation from the historical pattern of resolution of these issues, there should not be a material adverse effect on the company's results of operations or liquidity.

The company has been a party along with a number of other defendants (both manufacturers and wholesalers) in several federal civil antitrust lawsuits, some of which were consolidated and transferred to the Federal District Court for the Northern District of Illinois. These suits, brought by independent pharmacies and chains, generally allege unlawful conspiracy, price discrimination and price fixing and, in some cases, unfair competition, and specifically allege that the company and the other named defendants violated the following: (1) the Robinson-Patman Act by giving substantial discounts to hospitals, nursing homes, mail-order pharmacies and health maintenance organizations ("HMOs") without offering the same discounts to retail drugstores, and (2) Section I of the Sherman Antitrust Act by entering into illegal vertical combination with other manufacturers and wholesalers to restrict certain discounts and rebates so they benefited only favored customers. The Federal District Court for the Northern District of Illinois certified a national class of retail pharmacies in November 1994. Similar actions by proposed retailer classes have been filed in the state courts of Alabama, California, Minnesota, Mississippi, and Wisconsin. Eighteen class action lawsuits seeking damages based on the same alleged conduct have been filed in 14 states and the District of Columbia. The plaintiffs claim to represent consumers who purchased prescription drugs in those jurisdictions and four other states. Two of the lawsuits have been dismissed. The company announced in 1998 that it reached a settlement with the plaintiffs in the federal class action cases for $103 which was paid during the first quarter of 1999.

The company believes that any potential remaining liability above amounts accrued will not have a material adverse effect on the company's consolidated financial position, its results of operations, or liquidity.


E - COMPREHENSIVE INCOME

Total comprehensive income for the three months ended September 30, 1999 and 1998 was $372 and $309, respectively. Total comprehensive income for the nine months ended September 30, 1999 and 1998, was $474 and $412, respectively.


F - EARNINGS PER SHARE

Basic earnings per share is computed by dividing net earnings available to holders of common stock by the weighted average number of shares of common stock outstanding. Diluted earnings per share is computed assuming the exercise of stock options and warrants, conversion of preferred stock and debt, and the issuance of stock as incentive compensation to certain employees. Under these assumptions, the weighted-average number of common shares outstanding is increased accordingly, and net earnings is adjusted by the after-tax interest effects of convertible debt and reduced by an incremental contribution to the Employee Stock Ownership Plan (ESOP). This contribution is the after-tax difference between (1) the income the ESOP would have received in preferred stock dividends and (2) the dividend on the common shares assumed to have been outstanding.

The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations:

For the three months ended September 30,   1999      1999      1998       1998
                                          Basic    Diluted    Basic    Diluted
                                         -------   -------   -------   -------
EPS numerator:
Net earnings                              $ 185     $ 185     $ 204     $ 204
Less: Preferred stock dividends,
  net of tax                                 (3)        -        (3)        -
Less: ESOP contribution, net of tax           -        (1)        -        (1)
Less: Interest effects on convertible
  instruments, net of tax                     -        (1)        -         -
Rounding adjustment                          (1)        -        (1)        -
                                         -------   -------   -------   -------
Income available to common shareholders   $ 181     $ 183     $ 200     $ 203
                                         =======   =======   =======   =======

For the three months ended September 30,   1999       1999     1998      1998
                                          Basic    Diluted    Basic    Diluted
                                         -------   -------   -------   -------
EPS denominator:
Average common shares outstanding           518       518       518       518

Effect of dilutive securities:
       Stock options and stock warrants       -         6         -         6
       Convertible instruments
         and incentive compensation           -        10         -        11
                                         -------   -------   -------   -------
Total shares                                518       534       518       535
                                         =======   =======   =======   =======

Earnings per share                         $.35      $.34      $.39      $.38
                                         =======   =======   =======   =======

For the nine months ended September 30,    1999       1999     1998       1998
                                          Basic    Diluted    Basic    Diluted
EPS numerator:                           -------   -------   -------   -------
Net earnings                              $ 589     $ 589     $ 509     $ 509
Less: Preferred stock dividends,
  net of tax                                (10)        -       (10)        -
Less: ESOP contribution, net of tax           -        (4)        -        (4)
Add: Interest effects on convertible
  instruments, net of tax                     -         -         -         1
                                         -------   -------   -------   -------
Income available to common shareholders   $ 579     $ 585     $ 499     $ 506
                                         =======   =======   =======   =======


                                           1999       1999     1998       1998
                                          Basic    Diluted    Basic    Diluted
EPS denominator:                         -------   -------   -------   -------
Average common shares outstanding           517       517       517       517
Effect of dilutive securities:
       Stock options and stock warrants       -         7         -         5
       Convertible instruments
         and incentive compensation           -        11         -        11
                                         -------   -------   -------   -------
Total shares                                517       535       517       533
                                         =======   =======   =======   =======

Earnings per share                        $1.12     $1.09      $.97      $.95
                                         =======   =======   =======   =======


G - SEGMENT INFORMATION

The company's core business is the development, manufacture and sale of pharmaceutical products. This business is organized into two segments, prescription pharmaceutical and consumer health care. The remaining operating units are included in the "all other" grouping. These operating units include animal health, diagnostics, plasma, pharmaceutical commercial services, nutrition, and biotechnology products. As of the end of 1998, the company had divested substantially all of its biotechnology and nutrition lines.

The following table shows revenues and expenses for the company's operating segments and reconciling items necessary to total to amounts in the consolidated financial statements. Information about segment interest income and expense, income taxes, corporate support functions, and depreciation are not available on a segment basis. There are no intersegment revenues.

                                 For the three months ended September 30,
                                       Sales                 Profit
                                -------------------   --------------------
                                    1999       1998       1999       1998
                                ---------  ---------  ---------  ---------
     Prescription pharmaceutical $ 1,360    $ 1,193    $   244    $   291
     Consumer health care            165        158         43         28
     All other                       251        318         79         73
                                ---------  ---------  ---------  ---------
                                 $ 1,776    $ 1,669        366        392
                                =========  =========
                     Unallocated corporate and other       (99)       (80)
                                                      ---------  ---------
                        Earnings before income taxes   $   267    $   312
                                                      =========  =========


                               For the nine months ended September 30,
                                       Sales                 Profit
                                -------------------   --------------------
                                    1999       1998       1999       1998
                                ---------  ---------  ---------  ---------
    Prescription pharmaceutical  $ 4,010    $ 3,439   $    790   $   757
    Consumer health care             508        485         97        59
    All other                        792        985        230       222
                                ---------  ---------  ---------  ---------
                                 $ 5,310    $ 4,909      1,117     1,038
                                =========  =========

                     Unallocated corporate and other      (273)     (253)
                                                      ---------  ---------
                        Earnings before income taxes   $   844    $  785
                                                      =========  =========


H - 1999 MERGER AND RESTRUCTURING

On August 31, 1999, the company completed its merger with SUGEN, Inc. (Sugen) by exchanging approximately 10 million shares of its common stock for all of the common stock of Sugen. Each share of Sugen common stock was exchanged for .6091 of one share of Pharmacia & Upjohn (P&U) common stock. In addition, terms on outstanding Sugen stock options, stock warrants, convertible debt, and warrants on convertible debt were changed to convert Sugen shares to P&U shares using the same exchange ratio.

The merger, a tax-free reorganization, was accounted for as a pooling of interests under APB Opinion No. 16. As a result, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position, and cash flows of both companies as if Sugen had always been a part of P&U. There were no transactions between P&U and Sugen prior to the combination. Immaterial reclassifications were recorded to conform Sugen's financial statements to P&U's presentation.

The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow. The adjustment represents the tax benefit of Sugen's net operating loss which had been fully reserved for by Sugen.

                     Six months ended
                        June 30, 1999
Net sales:           ----------------
Pharmacia & Upjohn      $   3,534
SUGEN                           -
                        ----------
Combined                $   3,534
                        ==========
Net income:
Pharmacia & Upjohn      $     437
SUGEN                         (47)
Adjustment                     14
                        ----------
Combined                $     404
                        ==========


In connection with the merger, the company recorded $32 in merger and restructuring expenses in the third quarter of 1999. The charge consisted of merger transaction costs such as fees for investment bankers, attorneys, accountants, and other costs to effect the merger. The charge also included costs pertaining to reorganizations which will result in the termination of certain R&D projects as well as the elimination of 91 employee positions in R&D and sales. Termination benefits approximate $12. Cash expenditures related to the restructuring costs are expected in the first half of 2000.


I - TURNAROUND RESTRUCTURING

The company announced a global turnaround program in 1997 to rationalize infrastructure, establish a global headquarters, and eliminate duplicate resources in manufacturing, administration, and research and development. The program was implemented in two phases throughout 1998. At September 30, 1999, the remaining accrual balance was $70 and related principally to the fourth-quarter 1998 phase of the turnaround program. Cash spending caused the decrease in the accrual.